GUGGENHEIM STRATEGIC OPPORTUNITIES FUND
COMMON SHARES (PAR VALUE $0.01 PER SHARE)

FORM OF SECOND AMENDMENT
TO
CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

September 16, 2021

THIS SECOND AMENDMENT (this “Amendment”) to the Sales Agreement (defined below) is entered into on and as of September 16, 2021, by and among Guggenheim Strategic Opportunities Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), Guggenheim Funds Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”) and Cantor Fitzgerald & Co. (“CF&Co”, and together with the Fund and Adviser, the “Parties”). Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Sales Agreement.

WHEREAS, the Parties entered into that certain Controlled Equity OfferingSM Sales Agreement, dated July 1, 2019 (the “Original Sales Agreement”), with respect to the issuance and sale of up to 11,250,000 shares of the Fund’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”);

WHEREAS, on February 1, 2021, the Parties entered into that certain First Amendment to Controlled Equity OfferingSM Sales Agreement (as amended, the “Sales Agreement”), with respect to the issuance and sale of Common Shares having an aggregate initial offering price of up to $159,724,117; and

WHEREAS, the Parties desire to amend the Sales Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.       The first sentence of Section 1 of the Sales Agreement is hereby amended and replaced in its entirety with the following:

The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell through CF&Co, acting as agent and/or principal, the Fund’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), having an aggregate initial offering price of up to $[●] (the “Placement Shares”), as the Fund and CF&Co shall mutually agree from time to time.

2.       The fifth sentence of Section 1 of the Sales Agreement is hereby amended and replaced in its entirety with the following:

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder

(collectively, the “Investment Company Act”), with the Commission a registration statement on Form N-2 (File No. 811-[●]) (the “registration statement”).

3.       The references to “Rule 497” in Section 1, Section 7(l) and Section 8(j) are each replaced with “Rule 424.”

4.       The references to “Rule 497(b)” in Section 1, Section 7(m) and Section 7(n) are each replaced with “Rule 424(b).”

5.       The fifth clause of Section 7(a) of the Sales Agreement is hereby amended and replaced in its entirety with the following:

and the Fund will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424(b) under the Securities Act, and will advise CF&Co of the time and manner of such filing.

6.       Each of the Fund and the Adviser represent to CF&Co that it has duly authorized, executed and delivered this Amendment.

7.       Except as modified and amended in this Amendment, the Sales Agreement shall remain in full force and effect.

8.       This Amendment shall be governed by and construed in accordance with the law governing the Sales Agreement.

9.       This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

Very truly yours,

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND

By:	Name: Brian E. Binder Title: President and Chief Executive Officer

GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC

By:	Name: Brian E. Binder Title: President and Chief Executive Officer

Signature Page to Second Amendment to Controlled Equity OfferingSM Sales Agreement (GOF)

ACCEPTED, as of the date first-above written:

CANTOR FITZGERALD & CO.

By:
Name: Sage Kelly
Title: Global Head of Investment Banking